Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT
OF
GNMAG Asset Backed Securitizations, LLC

This Limited Liability Company Agreement, dated as of September 25, 2017 (together with the schedules attached hereto, this “Agreement”) of GNMAG Asset Backed Securitizations, LLC, a Delaware limited liability company (the “Company”), is entered into by GMTH Holdings, LLC, in its capacity as a member of the Company (the “Initial Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The certificate of formation for the Company was filed on September 22, 2017, with the Secretary of State of the State of Delaware (the “Certificate of Formation”). The Initial Member desires to continue the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”). The Initial Member, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, intending to be legally bound, agrees as follows:

Section 1. Name.

The name of the limited liability company is GNMAG Asset Backed Securitizations, LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at 350 Fifth Avenue, 59th Floor, New York, New York 10118, or such other location as may hereafter be determined by the Designated Manager.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street – Corporation Trust Center, Wilmington, County of New Castle, Delaware 19801.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street – Corporation Trust Center, Wilmington, County of New Castle, Delaware 19801.

Section 5. Members.

(a) Powers. Except as otherwise expressly set forth in this Agreement, the Members (in their capacities as such) shall have no right or power to, and shall not take part in the management of the Company. The Members (in their capacities as such) in no event shall have the power to sign for or bind the Company.

The Majority Members shall have the power to select and remove any Manager as provided in Section 9 and any and all officers (if any), agents and employees (if any) of the Company, prescribe such powers and duties for them as may be consistent with the Act, any other applicable law and this Agreement, and fix their compensation, but shall not require from them security for faithful service.

(b) Initial Member; Special Member.

(i)	The Initial Member of the Company is GMTH Holdings, LLC, a Delaware limited liability company.

(ii)	At any time when there is only one Member of the Company and an event occurs that causes such Member to cease to be a Member of the Company (other than upon continuation of the Company without dissolution upon an assignment by such Member of all of its limited liability company interest in the Company and the admission of a transferee pursuant to Sections 10 and 21), the Independent Manager shall continue to serve as an Independent Manager and, in addition, without any action of any Person and simultaneously with such Member ceasing to be a Member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (1) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (2) such successor has also accepted its appointment as the Independent Manager pursuant to this Agreement; provided that the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets (and no Special Member shall be treated as a member of the Company for federal income tax purposes). Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the Person acting as an Independent Manager pursuant to this Agreement shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the Person acting as an Independent Manager pursuant to this Agreement shall not be a member of the Company. A “Special Member” means, upon such Person’s admission to the Company as a member of the Company pursuant to this Section 5(b)(ii), a Person acting as Independent Manager, in such Person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement. For purposes of this Agreement, a Special Member is not included within the defined term “Member.”

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(c) Other Ventures. Notwithstanding any duty otherwise existing at law or in equity, it is expressly agreed that the Members, the Special Member, the Managers and any Affiliates, officers, directors, managers, stockholders, partners or employees thereof, may engage in other business ventures of any nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

(d) Actions by the Members. All actions of the Members may be taken by written consent of the Members (which shall be signed on behalf of each Member which is an entity by an authorized officer, general partner or manager of each such Member) which is filed with the records of the Company.

Section 6. Certificates.

William Luciani is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed, or cause to be filed, the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and pursuant to the terms hereof, the Member hereby is designated as the “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or a Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. Limited Activities and Purposes. The nature of the business activities or purposes to be conducted or promoted by the Company is limited solely to the following:

(a) to purchase or otherwise acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with Agency Securities;

(b) to enter into (including by joinder), perform under, and comply with the Transaction Documents, with such changes as an authorized officer of the Company shall approve, including, without limitation, the acquisition and disposition of Agency Securities, the formation of one or more trusts to issue Certificates secured by the Agency Securities and to sell such Certificates to investors, and the granting of a lien and security interest in certain or all of its assets under the Transaction Documents;

(c) (i) to act as settlor or depositor of trusts formed to issue series of Certificates secured by Agency Securities and to invest in or to sell Certificates in the same, and (ii) to act as settlor or depositor of trusts the assets of which consist of certain Agency Securities and to sell Certificates in the same;

(d) to enter into and perform any agreement, instrument or document relating to the activities set forth in clauses (a), (b) or (c) above;

(e) to transfer, pledge or assign the rights to any amounts remitted or to be remitted to the Company by any trustee under a trust agreement entered into with the Company in connection with the issuance of the Certificates;

(f) to hold or invest cash balances on an interim basis in certain short-term investments, plus any investment income on such investments, with such investments to include any investments permitted under any trust agreement pursuant to which Certificates may be issued;

(g) to file a Registration Statement under the Securities Act of 1933 with the United States Securities and Exchange Commission; and

(h) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the Limited Liability Company Act of the State of Delaware that, in either case, are incidental to and necessary, suitable or convenient for the accomplishment of the purposes described in clause (a), (b), (c), (d), (e), (f) or (g) above.

Section 8. Powers.

(a) Subject to the terms of this Agreement, the Company, and the Managers and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

(b) The Company and any Manager or Officer on behalf of the Company, are hereby authorized to enter into, execute, deliver and perform any contracts, agreements or instruments related to the purposes set forth in Section 7 or contemplated thereby, notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation, and without any further act, vote or approval of any Person. The foregoing authorization shall not be deemed a restriction on the power of any Manager or Officer to enter into other agreements on behalf of the Company.

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Section 9. Management.

(a) Managers.

(i)	“Manager” means each Person designated as a Manager from time to time by the Majority Members, in their capacity as managers of the Company within the meaning of the Act, including the Designated Manager, the Manager and, solely where expressly provided herein, the Independent Manager. Subject to the terms of this Agreement, the Majority Members may determine at any time the number of Managers; provided that, except while a vacancy is being filled as provided in Section 9(e), and so long as any Obligation is outstanding, the Company shall have at least one Independent Manager appointed by the Majority Members. The initial number of Managers is three – the Designated Manager, the Manager and the Independent Manager. The initial Manager is Marcine Renkenberger.

(ii)	So long as any Obligation is outstanding, the Majority Members shall cause the Company at all times to have at least one (1) Independent Manager who will be appointed by the Majority Members. The initial Independent Manager is Ricardo Beausoleil. To the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act, the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 7. No resignation or removal of the Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor shall have accepted his, her or its appointment as the Independent Manager by a written instrument, and shall have executed a counterpart to this Agreement as required by Section 5(b). In the event of a vacancy in the position of Independent Manager, the Majority Members shall, as soon as practicable, appoint a successor Independent Manager. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in this Agreement, including Section 7, in exercising his or her rights and performing his or her duties under this Agreement, the Independent Manager shall not have any fiduciary duties to the Members or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, the Independent Manager shall not be liable to the Company, the Members or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. The Company shall pay, directly or indirectly, the Independent Manager’s annual fee. Such fee shall be determined without regard to the income of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company.

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(iii)	Except as otherwise expressly provided in Section 7, the Designated Manager shall have full and exclusive management and control of the business of the Company and shall make all decisions affecting the business and affairs of the Company and take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein and shall (1) be responsible for the day-to-day operation and management of the business and affairs of the Company and (2) make all decisions, and take or cause to be taken all such actions, on behalf of the Company or otherwise as are necessary in connection with the operation and management of the Company in the ordinary course of business. The Designated Manager is an agent of the Company’s business, and the actions of the Designated Manager taken in such capacity and in accordance with this Agreement shall bind the Company. The Members, as such, shall not take part in the management of the Company except as otherwise expressly provided in this Agreement.

(iv)	Only the Designated Manager and the Manager shall have the authority to bind the Company and no Member, in its capacity as such, nor the Independent Manager, shall have the authority to bind the Company.

(v)	The Initial Member hereby appoints GMTH Holdings, LLC to act as Designated Manager hereunder and GMTH Holdings, LLC hereby accepts such appointment and agrees to act as Designated Manager hereunder. The Initial Member and Designated Manager hereby appoint Marcine Renkenberger as Manager hereunder and Marcine Renkenberger hereby accepts such appointment and agrees to act as Manager hereunder. The Initial Member and Designated Manager hereby appoint Ricardo Beausoleil as Independent Manager hereunder and Ricardo Beausoleil hereby accepts such appointment and agrees to act as Independent Manager hereunder. Each Manager, including the Independent Manager, is hereby deemed to be a “manager” of the Company within the meaning of Section 18-101(10) of the Act. Each Manager designated by the Majority Members shall hold office until a successor is elected and qualified and accepts such appointment or until such Manager’s earlier death, resignation, expulsion or removal. Each Manager shall be obliged to devote only as much of their time to the Company’s business as shall be reasonably required in light of the Company’s business and objectives. A Manager shall perform his, her or its duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent Person in a like position would use under similar circumstances.

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(b) Powers of the Designated Manager. Subject to Section 7 the Designated Manager shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Designated Manager to be necessary or appropriate to effectuate the business, purposes and objectives of the Company. Without limiting the generality of the foregoing, the Designated Manager shall have the power and authority to:

(i)	bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

(ii)	execute all documents or instruments, perform all duties and powers and do all things for an on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including all documents, agreements and instruments related thereto and the consummation of all transactions contemplated thereby.

The expression of any power or authority of the Designated Manager in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

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(c) Designated Manager as Attorney-in-Fact. Provided that the approvals required under Section 7 with respect thereto, if any such approvals are then so required, have been obtained, each of the Members hereby irrevocably makes, constitutes and appoints the Designated Manager, with full power of substitution and resubstitution, its true and lawful attorney-in-fact, for it and in its name, place, and stead and for its use and benefit, to make, sign, execute, certify, acknowledge, swear, file, and record: (i) all limited liability company certificates, and assumed name or similar certificates which the Designated Manager deems necessary in its reasonable discretion to be filed by the Company under the laws of the State of Delaware or any other state or jurisdiction in which the Company is doing or intends to do business; (ii) any and all amendments, restatements or changes to the instruments described in clause (i), as now or hereafter amended, which the Designated Manager may deem necessary in its reasonable discretion to effect a change or modification of the Company in accordance with the terms of this Agreement, including amendments, restatements or changes to reflect (1) any amendments adopted in accordance with the terms of this Agreement and (2) the disposition by any Member of its interest in the Company; (iii) all certificates of cancellation and other instruments which the Designated Manager deems necessary in its reasonable discretion to effect the dissolution and termination of the Company pursuant to the terms of this Agreement; and (iv) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company. Each of the Members authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall reasonably consider necessary in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

(d) Compensation. Each Manager shall receive such reasonable compensation for its services as may be agreed from time to time by such Manager and the Designated Manager on behalf of the Company, with the consent of the Majority Members. To the extent permitted by applicable law, the Company may pay, or reimburse any Manager for, out-of-pocket expenses incurred by such Manager in connection with its services rendered to the Company. Any such compensation, payment or reimbursement shall be determined by the Designated Manager without regard to the income of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company. No such compensation, payment or reimbursement shall preclude the Designated Manager from serving the Company in any other capacity and receiving compensation therefor.

(e) Removal of Managers.

(i)	Subject to Sections 9(a), and 9(f), the Majority Members may remove any Manager (other than the Independent Manager) with or without Cause at any time and may remove the Independent Manager with Cause at any time; provided, that the removal of the Independent Manager shall also require the affirmative vote of the Designated Manager.

(ii)	Subject to Sections 9(a) and 9(f), any removal of a Manager shall become effective on such date as may be specified by the Majority Members in a notice delivered to the removed Manager, any remaining Managers and the replacement Manager designated to replace the removed Manager, provided that the removal of a Manager in any event shall not be effective on a date earlier than the date such notice is delivered and the replacement Manager accepts such appointment. Should a Manager be removed who is also the Member, the Member shall continue to participate in the Company as a Member and receive its share of the Company’s income, gains, losses, deductions and credits pursuant to this Agreement.

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(f) Resignation of Manager. A Manager, other than the Independent Manager, may resign as a Manager at any time by 30 days’ prior written notice to the Members. To the fullest extent permitted by law, the Independent Manager may not withdraw or resign as a Manager of the Company without the consent of the Majority Members and the Designated Manager and any such withdrawal or resignation shall be subject to Section 9(a)(ii). If, notwithstanding the immediately preceding sentence, the Independent Manager does resign or withdraw without obtaining such consent or if the Independent Manager is removed for Cause or becomes deceased, a successor Independent Manager shall be appointed as soon as practicable by the Majority Members and the Designated Manager. Except while a vacancy is being filled as provided in this Section 9(f), there shall at all times be one Independent Manager. Upon any removal or resignation of the Designated Manager, the Member owning the largest Percentage Interest in the Company shall assume all power and authority given to the Designated Manager under this Agreement until such time as the Majority Members select a replacement Designated Manager.

(g) Meetings of the Managers. The Managers may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Managers may be held without notice at such time and at such place as shall from time to time be determined by the Designated Manager. Special meetings of the Managers with respect to matters which require the action, vote or consent of the Independent Manager may be called by the Designated Manager on not less than one day’s notice to each Manager by telephone, facsimile, mail, email or any other means of communication, and special meetings shall be called by the Designated Manager in like manner and with like notice upon the written request of any one or more of the Managers. The Independent Manager need not participate in any such meeting except if the meeting relates to matters on which the action, vote or consent of the Independent Manager is required hereunder. Notwithstanding any other provision in this Agreement and for the avoidance of doubt, actions permitted to be taken by the Designated Manager without any action, vote or consent of the Independent Manager may be taken by the Designated Manager without need to call a meeting or any notice to, or any vote of, the Independent Manager with respect thereto.

(h) Electronic Communications. Managers may participate in meetings of the Managers by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(i) Limitations on the Independent Manager. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.

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(j) Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity.”

(ii)	The Member or the Special Member, if any, shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Manager” or Sections 5(b), 7, 8, 9(a), 9(j), 9(k), 12, 24(c), or 30 or Schedule A of this Agreement without the unanimous written consent of the Managers (including the Independent Manager(s)). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 30.

(iii)	Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Special Member, any Manager or any Officer, neither the Member nor any Special Member nor the Managers nor any Officer shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of each of (1) the Member and (2) the Managers (including the Independent Manager(s)), to take any Material Action; provided, however, that the Managers may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Manager then serving in such capacity.

(iv)	The Managers and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Managers shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company.

(v)	So long as any Obligation is outstanding, the Managers shall not cause or permit the Company to:

(A)	except as contemplated by the Transaction Documents, guarantee any obligation of any Person, including any Affiliate;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Transaction Documents or this Section 9(j);

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(C)	incur, create or assume any indebtedness other than as expressly permitted under the Transaction Documents;

(D)	make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions;

(E)	to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents;

(F)	except as otherwise as permitted by the Transaction Documents, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other); or

(G)	cause the Company to violate, or consent to or permit any waiver of or departure from the requirements set forth in, Section 12.

(k) The Member shall hold office until the earliest to occur of its dissolution or other inability to act in such capacity, or any event that causes the Member to cease to be a member of the Company (except as provided in Section 21).

Section 10. Membership Interests.

(a) General; Qualifications for Membership. “Membership Interest” means the limited liability company interest of a Member in the Company. A Membership Interest constitutes personal property and, subject to Section 10(d), shall be freely transferable and assignable upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by this Agreement.

(b) Distributions. The Members shall be entitled to receive, out of the assets of the Company legally available therefor, and in proportion to their Percentage Interests, distributions payable in cash or other assets of the Company in such amounts or kind, if any, as the Designated Manager shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Members on account of their interests in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

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(c) Rights on Liquidation, Dissolution or Winding Up.

(i)	In the event of any liquidation, dissolution or winding up of the Company, the Members shall be entitled to all remaining assets of the Company available for distribution to the Members after satisfaction (whether by payment or reasonable provision for payment) of all liabilities, debts and obligations of the Company in accordance with Section 25.

(ii)	Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with another Person or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 10(c).

(d) Transfer of Membership Interests.

(i)	Upon the written consent of the Designated Manager in its sole discretion, a Member may transfer its Membership Interest, in whole or in part, but the transferee shall not be admitted as a Member except in accordance with Section 10(e). Until the transferee is admitted as a Member, the transferring Member shall continue to be a Member of the Company (subject to Section 5(b)) and to be entitled to exercise any rights or powers of a Member of the Company with respect to the Membership Interest transferred.

(ii)	The Designated Manager shall not consent to any transfer of a Membership Interest (or portion thereof) and no new member (other than the Special Member) may be admitted to the Company pursuant to Section 10(e) hereof unless the Designated Manager shall have received an executed Membership Interest Certificate from the proposed transferee or proposed new member and such other instruments, certificates and opinions as the Designated Manager may reasonably request be provided, or cause to be provided, by the proposed transferor, the proposed transferee or the proposed new member, as applicable.

(iii)	To the fullest extent permitted by law, any purported transfer of any Membership Interest in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the transfer contemplated thereby.

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(e) Admission as Member. One or more additional members of the Company may be admitted to the Company with the written consent of the Designated Manager; provided that so long as any Obligation is outstanding, no additional Member may be admitted to the Company except as provided in Section 5(b). An additional member and a transferee of a Membership Interest desiring to be admitted as a Member must execute a counterpart of, or an agreement adopting, this Agreement. Provided the transfer complies with the provisions of Section 10(d), such admission shall be deemed effective at the time of the transfer designated by the Designated Manager and, if the transfer is of all of a Member’s Membership Interest, immediately following such admission, the transferor Member (in the case of a transfer of all of such transferor Member’s interest) shall cease to be a member of the Company. Upon admission of an additional member or transferee as a Member, such additional transferee shall have the rights, powers and duties and shall be subject to the restrictions and obligations of a Member under this Agreement and the Act.

Section 11. Officers.

(a) Officers. The initial Officers of the Company designated by the Member are listed on Schedule C hereto. The additional or successor Officers of the Company shall be chosen by the Managers and shall consist of at least a Principal Executive Officer, a Principal Financial Officer and Principal Accounting Officer, and a Signor. The Managers may also choose one or more Vice Presidents, Secretaries, Assistant Secretaries and Assistant Financial Officers. Any number of offices may be held by the same person. The Managers shall choose a Principal Executive Officer, a Principal Financial Officer and Principal Accounting Officer, and a Signor. The Managers may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Managers. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Managers may be removed at any time, with or without cause, by the affirmative vote of a majority of the Managers. Any vacancy occurring in any office of the Company shall be filled by the Managers.

(b) Principal Executive Officer. The Principal Executive Officer shall be the chief executive officer of the Company, shall preside at all meetings of the Managers, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Managers are carried into effect. The Principal Executive Officer or any other Officer authorized by the Principal Executive Officer or the Managers shall execute all contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Managers to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11(c).

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(c) Principal Financial Officer and Principal Accounting Officer. The Principal Financial Officer and Principal Accounting Officer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers. The Principal Financial Officer and Principal Accounting Officer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the Principal Executive Officer and to the Managers, at its regular meetings or when the Managers so requires, an account of all of the Principal Financial Officer’s and Principal Accounting Officer’s transactions and of the financial condition of the Company. In the absence of the Principal Executive Officer or in the event of the Principal Executive Officer’s inability to act, the Principal Financial Officer and Principal Accounting Officer shall perform the duties of the Principal Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Principal Executive Officer. The Principal Financial Officer and Principal Accounting Officer shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

(d) Signor. The Signor shall be responsible for filing legal documents and maintaining records for the Company. The Signor shall attend all meetings of the Managers and record all the proceedings of the meetings of the Company and of the Managers in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Signor shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or the Principal Executive Officer, under whose supervision the Signor shall serve.

(e) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Managers not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(f) Duties of Managers and Officers. Except to the extent otherwise provided herein, each Manager and Officer shall have a fiduciary duty of loyalty and care to the Company and the Member similar to that of Managers and officers of business corporations organized under the General Corporation Law of the State of Delaware. Each Manager shall devote such time, effort and skill to the Company’s business affairs as is necessary and proper for the Company’s welfare.

The Member expressly recognizes that the Managers have or may have substantial other business activities and agree that the Managers and their Affiliates, officers, managers, employees and agents, as the case may be, shall not be bound to devote all of their business time to the affairs of the Company, and that the Managers or their Affiliates may engage in other businesses or activities for their own account and for the account of others.

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Section 12. Separateness Covenants. This Section 12 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity”. The Company shall conduct its affairs in the following manner:

(i)	the Company’s assets shall not be commingled with those of any other Person (except for the temporary commingling of collections as specifically provided in the agreements under which the Company effects the transactions with respect to the Company assets contemplated by Section 7);

(ii)	the Company shall maintain (A) correct and complete corporate records and books of account and minutes of the meetings and the other proceedings of its Member and Managers and (B) such records, books and minutes separate from those of any other Person;

(iii)	the Company shall have its own principal executive and administrative office through which its business is conducted (which, however, may be within the premises of and leased from any member of the Parent Group) separate from those of any Person;

(iv)	the Company shall conduct its own affairs in its own name;

(v)	the Company shall maintain and periodically prepare separate financial statements in accordance with GAAP;

(vi)	the Company shall pay its own liabilities out of its own funds;

(vii)	the Company shall strictly observe all organizational formalities, including holding appropriate meetings in connection with the activities of the Member, required by the Act, the Certificate of Formation or this Agreement;

(viii)	the Company shall maintain an “arm’s-length relationship” with its Affiliates and the Member and cause all business transactions entered into by the Company with any of its Affiliates to be on terms that are not more or less favorable to the Company, as the case may be, than terms and conditions available at the time to the Company for comparable arm’s-length transactions with unaffiliated Persons;

(ix)	the Company shall pay the salaries, if any, of its own Managers and employees, if any;

(x)	the Company shall not guarantee or become obligated for the debts of any other Person, including any Affiliate, or hold out its credit as being available to satisfy the obligations of others, except as provided or contemplated in the Transaction Documents;

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(xi)	the Company shall maintain separate office space and/or allocate fairly and reasonably any overhead for office space shared with any other Person;

(xii)	the Company shall use stationery, invoices, checks and telephone numbers through which all business correspondence and communication are conducted separate from those of any other Person;

(xiii)	the Company shall not pledge its assets for the benefit of any other Person except pursuant to the purposes and activities set forth in Sections 7 and 8;

(xiv)	the Company shall hold itself out at all times as a legal entity separate from its Member or any other Person and shall not merge into or consolidate with any Person, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets, change its legal structure, or permit any transfer of any of its direct ownership interests, except as permitted by the Transaction Documents;

(xv)	the Company shall not engage, directly or indirectly, in any business or purposes other than as required or permitted under Sections 7 and 12;

(xvi)	the Company shall correct any known misunderstanding regarding its separate existence and identity;

(xvii)	the Company shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xviii)	the Company shall cause its Managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(xix)	the Company shall not acquire any securities of the Member or any of its Affiliates or own any material assets other than the Receivables and related assets from the Member and any incidental property as may be necessary for the operation of the Company;

(xx)	the Company shall cause its Managers, Officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing;

(xxi)	the Company shall not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) except as permitted under the Transaction Documents;

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(xxii)	the Company shall comply with the provisions of this Agreement;

(xxiii)	the Company shall not incur, create or assume any debt except pursuant to the purposes and activities set forth in Sections 7 and 8; and

(xxv)	the Company shall so long as the Obligations are outstanding, and upon the request of the Agent, comply with any reasonable and customary requirements for special purpose entities that a nationally recognized statistical rating agency may request.

Failure of the Company, or the Member or any Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or any Manager. Furthermore, none of the foregoing covenants or any other covenants contained in this Agreement shall require the Member to make any additional capital contributions to the Company.

Section 13. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Special Member nor any Manager or any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Manager or Officer of the Company.

Section 14. Capital Contributions.

The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto.

Section 15. Additional Contributions.

The Member is not required to make any additional capital contributions to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 15, are intended solely to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 16. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated 100% to the Members.

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Section 17. Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Managers. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Transaction Document.

Section 18. Books and Records.

The Managers shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Managers. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Managers on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Managers would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 19. Other Business.

The Member, any Special Member and any Affiliate of the Member or any Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20. Exculpation and Indemnification.

(a) Neither the Member nor any Special Member nor any Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of excess funds available to the Company only, and the Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

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(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company, from excess funds available to the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21. Assignments.

Subject to Section 22 and to the extent permitted under the Transaction Documents, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the business of the Company shall continue without dissolution.

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Section 22. Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Transaction Documents. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23. Admission of Additional Members.

To the extent permitted under the Transaction Documents, one or more additional members of the Company may be admitted to the Company with the written consent of the Member.

Section 24. Dissolution.

(a) Subject to Section 9(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) at any time there are no members of the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (except as provided in Section 21), to the fullest extent permitted by law, the personal representative of the Member is hereby authorized to, and shall, within thirty (30) days after the occurrence of the event that terminated the continued membership of the Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as the substitute Member, effective as of the occurrence of the event that terminated the continued membership of the Member in the Company, and thereafter all references in this Agreement to the Member shall be deemed to refer to such substitute Member.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or any Special Member shall not cause the Member or any Special Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

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(c) Notwithstanding any other provision of this Agreement, each of the Member and any Special Member hereby waives any right it might have under Section 18801(b) of the Act to agree in writing to dissolve the Company upon the Bankruptcy of the Member or any Special Member, or the occurrence of an event that causes the Member or any Special Member to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25. Waiver of Partition: Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and any Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member or any Special Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 17 hereof. The interest of the Member in the Company is personal property.

Section 26. Benefits of Agreement: No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or any Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 27. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

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Section 29. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 30. Amendments.

Subject to Section 9(j), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

Section 31. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 32. Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement effective as of the first date written above.

MEMBER:

GMTH HOLDINGS, LLC

By:	/s/ Marcine Renkenberger
Name: Marcine Renkenberger
Title: Designated Manager

DESIGNATED MANAGER:

GMTH HOLDINGS, LLC

By:	/s/ Marcine Renkenberger
Name: Marcine Renkenberger
Title: Designated Manager

SCHEDULE A

Definitions

A. Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).

“Agency Securities” means one or more Ginnie Mae guaranteed mortgage pass-through certificates.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” shall be deemed to have occurred with respect to a Person if: (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) the Managers or other similar governing body of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on September 22, 2017, as amended or amended and restated from time to time.

“Certificates” means beneficial interests in trusts formed to issue series of certificates secured by Agency Securities and in trusts the assets of which consist of certain Agency Securities.

“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a).

“Designated Manager” means the Manager designated as such by the Majority Members from time to time or as provided in Section 9(a) hereof for any period in which no such designation has been made. The initial Designated Manager is GMTH Holdings, LLC.

“GAAP” means generally accepted accounting principles in the United States of America.

“Independent Manager” means any natural person who is not and, for the prior five years has not been, a director, manager, officer, employee, trade creditor, supplier or shareholder (or spouse, parent, sibling or child of the foregoing) of (or a Person who directly or indirectly controls) the Member, the Company or any affiliate of the Member or the Company (other than his or her service as Independent Manager). As used herein, the term “affiliate” means any person controlling, controlled by or under common control with respect to the person in question, and the term “control” means the power to direct the management and policies of the person in question, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Initial Member” has the meaning set forth in the preamble.

“Majority Members” means Members having Percentage Interests aggregating more than 50% of the aggregate Percentage Interests in the Company.

“Manager” has the meaning set forth in Section 9(a).

“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or to dissolve or liquidate the Company.

“Member” means GMTH Holdings, LLC, a Delaware limited liability company, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided that the term “Member” shall not include any Special Member.

“Membership Interest” has the meaning set forth in Section 5(a).

“Membership Interest Certificate” means a certificate acceptable to the Designated Manager executed by the proposed transferee of a Membership Interest or new member to be admitted to the Company and delivered to the Designated Manager in accordance with Section 10(d) hereof.

“Obligations” shall mean the indebtedness, liabilities and obligations of any trust formed by the Company under or in connection with this Agreement, the Transaction Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Parent Group” means (A) the Member, (B) each person that, directly or indirectly, owns or Controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the stock having ordinary voting power in the election of managers of the Member, (C) each person that Controls, is Controlled by or is under common Control with the Member and (D) each of such person’s officers, directors, joint venturers and partners.

“Percentage Interest” with respect to each Member, as of any time of determination, means the percentage set forth on the books of the Company for each such Member.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Special Member” means each of the person or persons acting as Independent Manager, in such Person’s capacity as Special Member, upon such person’s admission to the Company as a Special Member pursuant to Section 5(b).

“Transaction Documents” means any document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by any of the other foregoing documents or as contemplated by this Agreement.

B. Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement. References to any Person shall also include its successors and assigns.

SCHEDULE B

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
GMTH HOLDINGS, LLC	350 Fifth Avenue, 59th Floor, New York, NY 10118	$100	100%

SCHEDULE C

Initial Officers

Field K. Wasson, Jr.	Principal Executive Officer
Marcine Renkenberger	Manager
Rita Mousa	Principal Financial Officer and Principal Accounting Officer